Morgan Stanley Institutional Fund, Inc. Small Company Growth Portfolio
                          Item 77(O) 10F-3 Transactions
                         January 1, 2004 - June 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 Dolby  2/16/  27,500  $18.00 $495,00  13,867    0.05%  0.02%   Morgan  Goldma
Labora    05    ,000           0,000                            Stanle     n
tories                                                            y,     Sachs
                                                                Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.,
                                                                JPMorg
                                                                 an,
                                                                Adams
                                                                Harkne
                                                                 ss,
                                                                Willia
                                                                  m
                                                                Blair
                                                                  &
                                                                Compan
                                                                  y